UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

VistaPrint Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court 22 Victoria Street Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2006, VistaPrint USA, Incorporated (“VistaPrint USA”), a wholly-owned subsidiary of VistaPrint Limited, entered into a lease agreement with Ledgemont Research Park Associates II Limited Partnership (the “Lease”) for the lease of approximately 163,365 rentable square feet of space located at 95 Hayden Avenue, Lexington, Massachusetts. The Lease is for an initial term of ten (10) years, with a scheduled commencement date of March 22, 2007. Annual fixed rent, payable under the Lease, begins at $24.00 per rentable square foot per annum and increases to $31.00 per rentable square foot per annum during the initial term of the Lease. The foregoing is only a summary of the Lease and is qualified in its entirety by reference to the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated into this Item 1.01 by reference.

On October 4, 2006, VistaPrint Limited entered into an Unconditional Guaranty (the “Guaranty”) guaranteeing VistaPrint USA’s obligations under the lease. The foregoing is only a summary of the Guaranty and is qualified in its entirety by reference to the Guaranty, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The disclosure in Item 1.01 of this Current Report is incorporated into this item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Lease dated October 4, 2006 between VistaPrint USA, Incorporated and Ledgemont Research Park Associates II Limited Partnership.

10.2	Unconditional Guaranty dated October 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2006	VISTAPRINT LIMITED

	By:	/s/ Robert S. Keane
Robert S. Keane
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease dated October 4, 2006 between VistaPrint USA, Incorporated and Ledgemont Research Park Associates II Limited Partnership.

10.2	Unconditional Guaranty dated October 4, 2006.